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                                  EXHIBIT 23.0





                              ACCOUNTANT'S CONSENT


We consent to the incorporation by reference in the Registration Statements on Form S-8 of HF Financial Corp., pertaining to the HF Financial Corp. 1991 Stock Option and Incentive Plan and the 1996 Director Restricted Stock Plan, of our report dated August 18, 1999, accompanying the consolidated financial statements included in the Form 10-K Annual Report of HF Financial Corp. for the fiscal year ended June 30, 1999.




                                            /s/ McGladrey & Pullen, LLP

                                            McGLADREY & PULLEN, LLP


Sioux Falls, South Dakota
September 27, 1999







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